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                                                                    EXHIBIT 10.3

                              EMPLOYMENT AGREEMENT

         AGREEMENT entered into as of April 10, 1997 by and between One Up Corporation, a Texas corporation with its principal offices at 12801 Stemmons Freeway, Suite 710, Farmers Branch, Texas 75234, the "Employer" or "One Up" and Curtis Overstreet, an individual residing at 5005 LBJ Freeway, #700, Dallas, Texas 75244 (the "Employee").

         WHEREAS, the Employee has been accepted for employment by One Up as a President, which position shall be deemed by One Up to be a key position within the corporation; and,

         WHEREAS, One Up desires to have the Employee make their services available to One Up; and,

         WHEREAS, One Up shall employ the Employee on the condition that, in so doing, it shall have protected its goodwill, trade secrets and other proprietary or confidential information, business accounts and patronage; and,

         WHEREAS, the Employee desires to render such services on the terms and conditions set forth herein and agrees to protect One Up's goodwill, trade secrets and other proprietary or confidential information, business accounts and patronage.

         NOW, THEREFORE, in consideration of the mutual promises set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

    1.   DUTIES, COMPENSATION, VACATION, TRAVEL AND EXPENSES

             (a) The Employee shall be responsible to perform the duties of a President and such other activities as One Up may, from time to time, reasonably assign to him/her. The Employee agrees to perform such duties to the best of their ability and to exclusively devote their energies and skill to the performance of their duties during business hours and for such additional time as may be necessary to perform such duties. During the Term of Employment, the Employee shall be governed by the terms of this Agreement and subject to the supervision and direction of the Board of Directors of One Up.


    Employment Agreement by and Between One Up and Curtis Overstreet

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             (b)   One Up agrees to employ the Employee and the Employee agrees to accept employment by One Up on a full time basis at a starting annual salary of $90,000, which salary shall be paid in semi-monthly installments on the 15th and last day of each month or such other pay periods established from time to time by One Up pursuant to its standard employment practices during the term of Employment as hereinafter defined;

             (c) The Employee shall be eligible under one or more group policies of health insurance, life insurance and disability insurance on the same terms and conditions as the benefits normally provided to its employees by One Up;

             (d) Such other compensation including Participation in Stock Option Plan and Cash Bonus as defined in Exhibit A hereto and such other incentives as One Up's Board of Directors may, from time to time, in its sole discretion, determine;

             (e) Each year the salary payable to the Employee shall be reviewed and may be adjusted as One Up may deem reasonable and warranted by the efforts of the Employee on behalf of One Up, provided, however, that this provision shall not be construed as creating any obligation on the part of One Up to award or pay any salary increase or bonus to the Employee;

             (f) The Employee shall receive a paid vacation of 10 business days during each year of the Term of Employment as published in the One Up Employee Manual and,

             (g) The Employee, throughout the term of this Agreement, shall be reimbursed for reasonable travel and other expenses incurred and accounted for in the conduct of One Up business pursuant to, and in accordance with, One Up's normal practice.

    2.   TERM OF EMPLOYMENT

             (a) The "Term of Employment" as used herein means that period during which One Up will employ the Employee in its business, and the Employee will work for One Up beginning from the date hereof and for a period of 1 year thereafter. After the expiration of the term described above, the Term of Employment shall continue from year to year unless or until:
                   (i) such employment shall have been terminated as hereinafter provided (ii); this Agreement shall have been renewed or replaced by mutual agreement of the parties hereto; or, (iii) the Employee shall have resigned their position; (iv) or upon thirty (30) days written notice by either party at the end of the term of employment (initial or renewal term);


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             (b)   Notwithstanding any provision of the Agreement, the
                   employment of the Employee shall be terminated upon: (i) resignation of the Employee from employment, (ii) the death or inability of the Employee to continue to provide his services by reason of permanent disability, or, (iii) for just cause upon notice of such termination of the Employee. The term "just cause" as used in this Agreement means a determination of cause for termination by the Board of Directors of One Up based on one or more of the following reasons: That the Employee is unable to fulfil their duties under this Agreement because of the continued abuse of alcohol or use of controlled substance; That the Employee has become unable to perform their duties under this Agreement for a period of at least three consecutive calendar months as a result of illness or otherwise; The commission by the Employee of an act of fraud or embezzlement against One Up; The Employee having been convicted of a felony involving moral turpitude.

             (c) It is agreed and acknowledged that in the event Employee voluntarily terminates their employment with Employer or Employer terminates Employee for "just cause," the Employer's obligation to pay any compensation (base salary or commission, if any) to Employee shall cease upon the effective date of such termination.

    3.   NONDISCLOSURE COVENANTS

                   The Employee, during the Term of Employment under this Agreement, shall have access to and become familiar with various trade secrets consisting of, but not limited to, processes, computer programs, compilations of information, records, sales procedures, customer requirements, pricing techniques, customer lists, methods of doing business and other confidential information (collectively referred to as the "Trade Secrets"), which are owned by Employer and regularly used in the operation of its business. Employee shall not use in any way or disclose any of the Trade Secrets, directly or indirectly, either during the term of the Agreement or at any time thereafter, except as required in the course of their employment under this Agreement. All files, records, documents, information, data, and similar items relating to the business of Employer, whether prepared by Employee or otherwise coming into their possession, shall remain the exclusive property of the Employer and shall not be removed from the premises of the Employer under any circumstance without the prior written consent of an authorized officer of the Employer (except in the ordinary course of business


Employment Agreement by and Between One Up and Curtis Overstreet


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               during Employee's period of active employment under this
               Agreement), and in any event shall be promptly delivered to the Employer (without Employee retaining any copies) upon termination of the Agreement.

4.   NONCOMPETITION COVENANTS

         (a) Without the prior written consent of the Employer, the Employee shall not, during the term of employment with Employer, directly or indirectly, as a director, officer, agent, employee, consultant, or independent contractor, or in any other individual or representative capacity, (i) invest (other than investments in publicly owned companies which constitute not more the 1% of the outstanding securities of any such company) or engage in any business or activity that is in competition with the business of Employer or any of its affiliates, (ii) accept employment with, or render services to, a competitor of the Employer or any of its affiliates, or
               (iii) take any action inconsistent with the fiduciary relationship of an employee to an employer. As used in this Agreement, "affiliates" shall mean persons or entities that, directly or indirectly through one or more intermediaries, control or are controlled by, or are under common control with, the Employer;

         (b) Upon termination of the Employee's employment with the Employer for any reason whatsoever, and for a period of three
               (3) years thereafter, the Employee shall not, directly or indirectly, as a director, officer, agent, employee, consultant, or independent contractor, or in any other individual or representative capacity, (i) invest (other than investments in publicly-owned companies which constitute not more that 1% of the outstanding securities of any such company) or engage as an owner or equity participant in any business or activity that is competition with the business of Employer or any of its affiliates, (ii) accept employment with or render services to a competitor or intending to compete with the Employer or any of its affiliates, or
               (iii) while or for the purpose of engaging in competition with the Employer or any of its affiliates in any area whatsoever, contact, solicit, or attempt to solicit or accept business from any of the customers of the Employer or any of its affiliates during the term of the Employee's employment with the Employer or the Employee's termination or cessation of employment with the Employer, or from any person or entity whose business the Employer or any of its affiliates were actively soliciting as such time without the written consent of the Employer. The Employer shall provide the Employee with the names of such


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                   customers of the Employer an its affiliated described in
                   clause (iii) of this paragraph 4 upon request therefore, or
                   (b) upon termination of the Employee's employment (but failure to do so shall not release Employee for obligations under this Section); such names shall be for all purposes and at all times be considered Trade Secrets subject to the covenants set forth in Section 4 hereof. As used herein, a person or entity is in "competition" with or is a "competitor" of Employer or any of its affiliates if such person or entity is in the business of migration, conversion, or porting software, assistance or services, or providing, or planning to provide the same or similar services, products, or systems as the Employer.

    5.   COVENANT NOT TO HIRE

                   For a period of two (2) years after the termination of employment with the Employer for any reason whatsoever, the Employee shall not, on their behalf or on behalf of any other person, partnership, association, corporation, or other entity, hire, or solicit any employee of Employer or any of its affiliates, or in any manner attempt to influence or induce any employee of Employer or any of its affiliates, to leave the employment of the Employer or its affiliates, nor shall the Employee use or disclose to any person, partnership, association, corporation, or other enmity any information obtained while an employee of the Employer concerning the names and addresses of the Employer's or any of its affiliates' employees.

    6.   SEVERABILITY

                   Notwithstanding anything to the contrary herein, or in any exhibit hereto the Employee agrees that the noncompetition covenants, nondisclosure covenants, and covenant not to hire set forth above each constitute separate agreements independently supported by good and adequate consideration, the actual receipt and adequacy of which are hereby acknowledged by the Employee, and shall be severable from other provisions of, and shall survive, this Agreement. The existence of any claim or cause of action of the Employee against the Employer, whether predicated on the Agreement or otherwise, shall not constitute a defense to the enforcement by the Employer of the covenants and agreements of the Employee contained in the noncompetition, nondisclosure, or non-hiring covenants. If any provision of this Agreement is held to

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                   be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed an enforced as if such illegal, invalid, or unenforceable provision never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force an effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in its term to such illegal, invalid or unenforceable provisions may be possible and be legal, valid, and enforceable.

    7.   INVENTIONS

                   The Employee shall promptly disclose, grant, and assign to Employer for its sole use and benefit any and all inventions, improvements, technical information, and suggestions relating in any way to the products of the Employer or any of its affiliates or capable of beneficial use by the Employer or any of its affiliates, which the Employee has in the past conceived, developed, or acquired, or may conceive, develop, or acquire during the term hereof (whether or not during usual working hours), together with all patent applications, letters patent, copyrights, and reissues thereof that may at any time be granted for or upon any such inventions, improvement, or technical information. In connection therewith, Employee shall promptly at all times during and after the term hereof:

             (a) Execute and deliver such applications, assignments, descriptions, and other instruments as may be necessary or proper in the opinion of Employer to vest title to such inventions, improvements, technical information, suggestions, patent applications, patents, copyrights and reissues thereof in Employer and to enable it to obtain and maintain the entire right and title thereto throughout the world; and

             (b) Render to the Employer, at its expense, all such assistance as it may require in the prosecution of applications aforesaid patents, copyrights, and reissues thereof, in the prosecution or defense of interference which may be declared involving any said applications, copyrights, or patents, and in any litigation in which the Employer may be involved relating to any such inventions, improvements,


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                   technical information, suggestions, patent applications,
                   patents, copyrights and reissues thereof.

    8.   AFFILIATES

                   The Employee will use their best efforts to ensure that no relative of the Employee or the corporation of which such relative is an officer, director or shareholder, or other affiliate, shall take any action that the Employee could not take without violating any provision of this Agreement.

     9.  REMEDIES

                   The Employee acknowledges and recognizes that a violation of the restrictions, agreements, or covenants contained in Sections 3, 4, 5 and 7 of this Agreement will cause such damage to Employer as will be irreparable and that Employer will have no adequate remedy at law for such violation or threatened violation. Accordingly, the Employee agrees that the Employer shall be entitled, as a matter of right, to seek and obtain an injunction from any court of competent jurisdiction, restraining any further violation or threatened violation of such restrictions, agreements, or covenants and granting mandatory relief compelling Employee to carry out obligations hereunder. Such right to injunctive and mandatory relief shall be cumulative and in addition to whatever other remedies the Employer may have at law or in equity.

    10.  ACKNOWLEDGMENTS

                   The Employee acknowledges and recognizes that (i) the enforcement of this Agreement by the Employer is necessary to protect the legitimate interest of the Employer in protecting its goodwill, trade secrets and other confidential or proprietary information, business, accounts, and patronage (collectively in this Section, "Employer's Interests") and will not interfere with Employee's ability to pursue a proper livelihood in the country of residence or elsewhere, and (ii) the restraints imposed by the covenants of and restrictions on Employee in this Agreement are not greater that necessary to protect Employer's Interest. Employee agrees that due to the nature of Employer's business, the noncompetition restrictions set forth in this Agreement are reasonable as to scope of activity, time, and geographic area.


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    11.  MISCELLANEOUS

             (a) NOTICES. Any notices, consents, demands, requests, approvals, and other communications to be given under this Agreement by any party to the other shall be deemed to have been duly given if given in writing and personally delivered or sent by mail, registered or certified, postage prepaid with return receipt requested, at the address specified beside each party's signature at the end of this Agreement. Notices delivered personally or by telegram, telex, or telecopy shall be deemed communicated as of actual receipt; mailed notices shall be deemed communicated as of 10:00 a.m. on the third business day after mailing. Any party may change its address for notice hereunder by giving notice of such change in the manner provided in this paragraph.

             (b) ENTIRE AGREEMENT. This Agreement supersedes any and all other agreements, either oral or written, between the parties hereto with respect to the subject matter hereof and contains all of the covenants and agreements between the parties with respect thereto.

             (c) MODIFICATION AND WAIVER. No change or modification of this Agreement shall be valid or binding upon the parties hereto, nor shall any waiver of any term or condition in the future be so binding, unless such change or modification or waiver shall be in writing and signed by the party against whom or which such waiver is sought to be enforced. The waiver by the Employer of a breach of any provision of this Agreement by the Employee shall not operate or be construed as a waiver of any subsequent breach by the Employee.

             (d) GOVERNING LAW. This Agreement, and the rights and obligations of the parties hereto, shall be governed by and construed in accordance with the laws of the State of Texas and shall be performable in Dallas, Texas. Venue of any litigation arising hereunder shall be in a court of competent jurisdiction in Dallas, Texas.

             (e) COUNTERPARTS. This Agreement may be executed in counterparts, including facsimile, each of which shall constitute an original, but all of which shall constitute one and the same document.

             (f) COST. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and necessary disbursements in addition to any other relief to which it may be entitled.

             (g) ASSIGNMENT. Employer shall have the right to assign this Agreement to its successors or assigns. The terms "successors"

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                   and "assigns" shall include any person, corporation,
                   partnership, or other entity that buys all or substantially all of Employer's assets or a contrasting interest of its stock, or with which the Employer merges of engages in a share exchange. The rights and duties of Employee hereunder are personal, and no such right may be assigned or duty delegated by One Up or its successor in interest.

             (h) BINDING EFFECT. This Agreement shall be binding upon the parties hereto, together with their respective executors, administrators, successors, personal representative, heirs, and permitted assigns.

             (i) ESTATE. If Employee dies prior to the expiration of the term of employment, any moneys that may be due from Employer under this Agreement as of the date of death shall be paid to the estate.

                   IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                                            EMPLOYER:
    Address:                                ONE UP CORPORATION


    12801 Stemmons Freeway, Suite 710       By: /s/ WAYNE SANDERSON
    ---------------------------------          ------------------------------
    Farmers Branch, Texas 75234             Title:  Vice President
    --------------------------------              ---------------------------



    Address:                                EMPLOYEE


    5005 LBJ Freeway, #700                   /s/ CURTIS OVERSTREET
    --------------------------------        ---------------------------------
                                                        Signature

    Dallas, Texas 75244                          CURTIS OVERSTREET
    --------------------------------        ---------------------------------
                                                       Print Name



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                                   EXHIBIT "A"
                   TO THE EMPLOYMENT AGREEMENT BY AND BETWEEN
                    CURTIS OVERSTREET AND ONE UP CORPORATION

                               OTHER COMPENSATION

    (1) ADDITIONAL COMPENSATION: Provided the Employee is still employed by the Employer under the terms of this Agreement, the Employee shall be eligible for participation in the following:

         (a) Base Salary Adjustment: the Employee will become eligible for an increase in annual base salary of $30,000 once the Company has realized three (3) consecutive months of profitability and positive cash flow.

         (b) Key Employee Cash Bonus Plan: The Employee shall be eligible for a bonus. The bonus basis is $60,000 for the 1997 fiscal year based upon the following criteria:

          o Profitability of $100,000 net income before taxes, allocation percentage 30% of total bonus or $18,000, minimum performance eligibility 60%, may earn greater than 100% of the bonus.

          o Order backlog (firm bookings) as of December 31, 1997 of $3.2 mill for fiscal 1998, allocation percentage 20% of total bonus or $12,000, minimum performance eligibility 80%, may earn greater than 100% of the bonus.

          o Positive Cash Flow for the six-month period starting July 1, 1997 and ending December 31, 1997, allocation percentage 40% of the total bonus, minimum performance eligibility 100%, may not exceed 100% of the bonus.

          o Strategic Alliances, one alliance approved by the board of Directors, allocation percentage 10% of the total bonus, minimum performance eligibility 100%, may not exceed 100% of the bonus.

         (c) Key Employee Stock Option Plan: The Employee will be granted options to purchase 10% of the total amount of Shares outstanding (27,446,164 currently outstanding) as of the date of this Agreement. The options will vest according to the following vesting schedule: 25% or 686,154 options after six (6) months, 25% or 686,154 options after twelve (12) months, 25% or 686,154 options after eighteen (18) months and 25% or 686,154 options after twenty-four (24) months of the date of this Agreement.

    Options exercise price will be determined by the average closing bid price per share for the period starting February 24, 1997 and ending one day prior to the execution of this Agreement. Options are for a term of four years from the date of vesting. Dilution protection for recapitalizations, stock-splits, stock dividends and for issuance of stock or derivative securities at below fair market value. Options terminate, whether vested or not, at the end of thirty (30) days following the resignation of Employee, and at the end of twelve months, whether vested or not, in the event of death or disability as described in this Agreement. All options become fully vested upon the sale of the Company. All options terminate immediately in the event Employee is terminated for "just cause" as described in this Agreement.



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                                   EXHIBIT "A"
                   TO THE EMPLOYMENT AGREEMENT BY AND BETWEEN
                    CURTIS OVERSTREET AND ONE UP CORPORATION
                                     PAGE 2

                               OTHER COMPENSATION

            (d) Employee may participate in sales commission at his discretion as outlined in the Company's business plan as accepted by the Board of Directors of the Company.